                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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                          Delta Financial Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Delta Financial Corporation
1000 Woodbury Road, Suite 200
Woodbury, New York 11797

April 27, 2006

Dear Stockholder:

     We cordially invite you to attend Delta Financial Corporation’s Annual Meeting of Stockholders. The meeting will be held on Thursday, May 25, 2006, at 9:00 a.m., local time, at the Huntington Hilton, at 598 Broad Hollow Road, Melville, New York 11747.

     As set forth in the attached Proxy Statement, the meeting will be held to consider the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm for 2006. Please take the time to carefully read each of the proposals stockholders are being asked to consider and vote on.

     Your vote is important. Whether or not you attend the meeting in person, I urge you to promptly vote your proxy via the Internet, by telephone or by mail using the enclosed postage paid reply envelope. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

     We appreciate your support and look forward to seeing you at the meeting.

Sincerely yours, Hugh Miller President & Chief Executive Officer

DELTA FINANCIAL CORPORATION
1000 Woodbury Road, Suite 200
Woodbury, New York 11797
————————————
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2006
————————————

To the Stockholders of Delta Financial Corporation:

     The Annual Meeting of Stockholders of Delta Financial Corporation (the “Company”) will be held on Thursday, May 25, 2006, at nine o’clock in the morning, local time, at the Huntington Hilton at 598 Broad Hollow Road, Melville, New York 11747, for the following purposes:

     1.      To elect two Class I Directors for a term of three years and until their successors shall have been elected and qualified, and to elect one Class II Director and one Class III Director for the remainder of their three year terms and until their successors shall have been elected and qualified (“Proposal No. 1”);

     2.      To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 (“Proposal No. 2”);

     3.      To transact such other business as may properly come before the meeting or any adjournment.

     All of these proposals are more fully described in the Proxy Statement that follows. Stockholders of record at the close of business on April 6, 2006 will be entitled to vote at the meeting and any adjournments.

     Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By Order of the Board of Directors, Marc E. Miller Secretary

Woodbury, New York
April 27, 2006

DELTA FINANCIAL CORPORATION
1000 Woodbury Road, Suite 200
Woodbury, New York 11797
————————————
PROXY STATEMENT
For the Annual Meeting of Stockholders
to be Held on Thursday, May 25, 2006
————————————

The Board of Directors is soliciting proxies to be voted at the Annual Meeting of Stockholders on May 25, 2006, at 9:00 a.m., local time, and at any adjournments, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. The Company anticipates that the Notice, this Proxy Statement and the form of proxy enclosed will first be sent to its stockholders on or about April 27, 2006.

Who Can Vote?

Only holders of the Company’s common stock, par value $.01 per share (the “Common Stock”), of record at the close of business on April 6, 2006 will be entitled to vote at the meeting. As of April 6, 2006, the Company had approximately 20,600,086 shares of Common Stock outstanding (and an additional 157,275 shares of restricted stock), the only class of securities of the Company outstanding that may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held.

What Are You Voting On?

You are voting on:

  The election of four directors, two each for a term of three years (Richard Blass and Arnold B. Pollard), and two each for the remaining period of their three year terms (John Adamovich, Jr. and William Addas);

  The ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2006.

How Many Votes Must Be Present To Hold A Meeting?

A majority of the votes that can be cast, or approximately 10,300,044 votes, which is known as a quorum, must be present at the Annual Meeting in person or represented by proxy to hold the Annual Meeting and conduct business. Abstentions and broker non-votes are counted for purposes of establishing a quorum, but otherwise do not count.

If a quorum exists at the Annual Meeting, each action proposed will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it.

How Do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. To vote by proxy, you must do one of the following:

  Fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope;

  Vote by telephone (instructions are on the proxy card); or

  Vote by the Internet (instructions are on the proxy card).

If you want to vote in person at the Annual Meeting, and you hold your Common Stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

How Can I Revoke Or Change My Vote?

You may revoke your proxy at any time before it is voted at the Annual Meeting by (1) sending a written notice of revocation to the Company’s Secretary, (2) by attending the Annual Meeting and voting in person, or (3) entering a new vote or by granting a new proxy card or new voting instruction bearing a later date (which automatically revokes the earlier instructions). Regardless of whether you voted using a traditional proxy card, over the Internet or by telephone, you may use any of those three methods to change your vote. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. There will be no double counting of votes.

What If I Do Not Vote For Some Of The Matters Listed On My Proxy Card?

If you return your proxy card without indicating your vote, your shares will be voted for the nominees listed on the card and for the ratification of the appointment of KPMG.

What If I Vote “Abstain”?

A vote to “abstain” on any matter will have the effect of a vote against the matter.

Can My Votes Be Voted If I Do Not Return My Proxy Card And Do Not Attend The Annual Meeting?

If you do not vote your shares owned in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting.

If your broker does not have discretion to vote your shares held in street name on a particular proposal and you do not give your broker instructions on how to vote your shares, the votes will be broker non-votes, which will have no effect on the vote for any matter scheduled to be considered at the Annual Meeting.

If you do not vote your shares held in your name, your shares will not be voted.

The enclosed proxy also serves as the voting instruction card for the trustees who hold shares of record for participants in the Delta Funding Corp. 401(k) Profit-Sharing Plan. Shares for which the trustees receive no instructions will be voted in the same proportion as the shares for which the trustees receive instructions.

Could Other Matters Be Decided At The Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

What Happens If The Annual Meeting Is Postponed Or Adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I Need A Ticket To Attend The Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of Common Stock to enter the Annual Meeting. If you are a stockholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the Annual Meeting, please so indicate when you vote and bring the ticket with you to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a stockholder of the Company.

*    *    *

An Annual Report to Stockholders for the year ended December 31, 2005, including the Company’s audited consolidated financial statements, accompanies this Proxy Statement. Additional copies of the Annual Report are available upon request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table provides information at April 12, 2006, with respect to (1) any person known to the Company to be the beneficial owner of five percent or more of the Common Stock, (2) all Directors (both continuing and nominees) of the Company, (3) each of the five most highly compensated executive officers of the Company, including the Company’s Chief Executive Officer, and (4) all Directors and executive officers as a group. Unless otherwise indicated, the beneficial ownership disclosed consists of sole voting and investment power.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner (1)	Beneficial Ownership	Class

Sidney A. Miller (2)	448,892	1.9%
Hugh Miller (3)	6,495,139	27.6%
Richard Blass (4)	288,605	1.2%
John Adamovich, Jr. (5)	2,500	* %
William Addas (6)	4,500	* %
Martin D. Payson (7)	75,000	0.3%
Arnold B. Pollard (8)	25,000	0.1%
Margaret A. Williams (9)	22,500	0.1%
Randall F. Michaels (10)	27,000	0.1%
Lee Miller (11)	4,826,577	20.8%
Marc E. Miller (12)	4,835,391	20.8%
William J. Horan (13)	4,538,590	19.6%
T. Rowe Price Associates, Inc. (14)	1,849,760	8.0%
All Directors and executive officers as a group (12 persons) (15)	7,994,324	33.1%

*	Less than 0.1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Delta Financial Corporation, 1000 Woodbury Road, Suite 200, Woodbury, NY 11797.

(2)	Includes 10,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(3)
Includes (a) 4,531,790 shares of Common Stock owned by two trusts, of which Mr. Hugh Miller is a trustee and has shared voting and investment power; (b) 31,676 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor’s Act; and (c) 450,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(4)	Includes 266,667 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(5)	Includes 2,500 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(6)	Includes 2,500 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(7)	Includes 25,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(8)	Includes 25,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(9)	Includes 22,500 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(10)	Includes 20,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(11)
Includes (a) 4,531,790 shares of Common Stock owned by two trusts, of which Mr. Lee Miller is a trustee and has shared voting and investment power; and (b) 100,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(12)
Includes (a) 4,531,790 shares of Common Stock owned by two trusts, of which Mr. Marc E. Miller is a trustee and has shared voting and investment power; (b) 8,814 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor’s Act; and (c) 100,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(13)
Includes (a) 4,531,790 shares of Common Stock owned by two trusts, of which Mr. Horan is a trustee and has shared voting and investment power; and (b) 6,200 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(14)
Based upon a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the Securities and Exchange Commission on February 14, 2006 and information received from Price Associates. According to information furnished by Price Associates, these securities are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc. (which owns 1,750,000 shares, representing 7.6% of the shares outstanding), for which Price Associates serves as investment adviser. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates’ address is 100 East Pratt Street, Baltimore, MD 21202-1009.

(15)	Includes 1,030,367 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that each of our directors and executive officers complied with these reporting requirements in 2005, with the following exceptions. The Company inadvertently failed to file timely one report on behalf of Messrs. Adamovich and Addas with respect to their first becoming Section 16 filers of the Company, and one report on behalf of Mr. Addas with respect to a stock option grant.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     The Company’s Board of Directors currently consists of eight members divided into three classes serving staggered terms, with the term of one class of Directors to expire each year. The Board of Directors has determined that all five non-employee directors – John Adamovich, Jr., William Addas, Martin D. Payson, Arnold B. Pollard and Margaret A. Williams – are independent under applicable rules of the American Stock Exchange (the “AMEX”). At the Annual Meeting, the stockholders will elect two Class I Directors, each for a term of three years, expiring in 2009 and until their successors shall have been elected and qualified. At the Annual Meeting, the stockholders will also elect one Class II Director and one Class III Director, each of which was elected by the Board in 2005. The term of the Class II Directors expires in 2007 and the term of the Class III Directors expires in 2008, at which times the then-nominated Directors of such classes will be elected for three-year terms.

     The nominees are presently serving as Directors of the Company. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted “FOR” the election of Richard Blass, Arnold B. Pollard, John Adamovich, Jr. and William Addas. If any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his or her stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

     Biographical information follows for each person nominated and each person whose term of office will continue after the Annual Meeting. The Company was incorporated in Delaware in August 1996 to acquire all of the outstanding capital stock of Delta Funding Corporation, a New York corporation. References to the Company in the following biographies, and in the biographies of executive officers below, may include references to Delta Funding Corporation prior to the Company’s incorporation.

Nominees

  Class I Directors

     Richard Blass is an Executive Vice President of the Company and has been the Chief Financial Officer since 1997, and a Director since 1996. He has served in various capacities since joining the Company in 1992. Prior thereto, Mr. Blass was a money market and derivatives trader at Citicorp Securities Markets Inc.

     Arnold B. Pollard, Ph.D., is the Chief Executive Officer of CE Group and became a Director of the Company in 1996. Dr. Pollard has been the President of Decision Associates, a management consulting firm specializing in organizational strategy and structure, for over 25 years. From 1993 to 2001, Dr. Pollard served as Chief Executive Officer of Chief Executive Group, which publishes Chief Executive magazine. Dr. Pollard was also a founding member of the Strategic Decision Analysis Group of SRI. Dr. Pollard also serves on the Board of Directors of Sonic Foundry, Richter & Ratner Contracting Corporation, the International Management Education Foundation and The Committee for Economic Development, and is on the advisory board of the Tyree Organization.

  Class II Director

     John Adamovich, Jr. became a Director of the Company in 2005. Mr. Adamovich is a Senior Vice President and Chief Financial Officer of Aeroflex Incorporated, a global provider of high technology solutions to the aerospace, defense and broadband communications markets. Prior thereto, Mr. Adamovich was Executive Vice President and Chief Financial Officer of Rainbow Media Enterprises, a wholly owned subsidiary of Cablevision Systems Corporation. Prior to joining Rainbow Media Enterprises, he was Group Vice President, Chief Financial Officer and Treasurer of Pall Corporation. In addition, Mr. Adamovich, a Certified Public Accountant, was an SEC Reviewing Partner and a Professional Practice Partner during his 23 years at KPMG LLP, in its audit practice.

  Class III Director

     William Addas became a Director of the Company in 2005. Mr. Addas has been a Managing Director at Deutsche Bank since 2003, where he is the Head of Specialty Finance Investment Banking in the Americas. Previously, Mr. Addas was a Managing Director at Credit Suisse First Boston (and Donaldson, Lufkin & Jenrette, Inc. prior to its merger with Credit Suisse First Boston) from 1997 through 2003. Prior thereto, Mr. Addas held various positions at NatWest Securities Limited and was a Partner at the law firm Manatt, Phelps and Phillips, LLP.

Continuing Directors

  Class II Directors

     Sidney A. Miller founded the Company and has been Chairman of the Board of Directors of the Company since its inception. He was President and Chief Executive Officer of the Company from 1982 to 1991 and has been involved in the mortgage banking industry since 1974. Mr. Miller is a Board Member of the Interfaith Nutrition Network for the Homeless, Finance Chairman of the Board of Trustees for Hunter College Foundation, an Executive Board Member of the Boy Scouts of America and an Associate Trustee of North Shore University Hospital.

     Martin D. Payson became a Director of the Company in 1996. Mr. Payson is an investor and business advisor, having formerly served as Vice Chairman of Time Warner, Inc. from 1990 to 1992. Prior to the merger of Time Inc. and Warner Communications, Inc., Mr. Payson held the position of Office of the President and General Counsel of Warner Communications, Inc., of which he also was a Director for 14 years. From 1997 to 2000, he was Chairman of Latin Communications Group Inc. Mr. Payson serves on the Board of Directors of Panavision Inc.

  Class III Directors

     Hugh Miller has been the President and Chief Executive Officer of the Company since 1991, and a Director since inception. He has been associated with the Company in various capacities since 1985 and has been primarily responsible for the day-to-day operations of the Company since 1985. Mr. Miller serves on the executive committee of the National Home Equity Mortgage Association.

     Margaret A. Williams became a Director of the Company in April 2000. Ms. Williams has been a Partner in Griffin Williams, a management consulting firm since 2005 and a Fellow at the Institute of Politics at the John F. Kennedy School of Government in Cambridge, Massachusetts since 2004. From 2001 to 2004, Ms. Williams served as the Chief of Staff for the Office of William J. Clinton. Ms. Williams served as the President of Fenton Communications, a public relations firm, from 2000 to 2001 and as a private communications and management consultant from 1997 to 2000. Ms. Williams served as one of 17 assistants to then President of the United States of America William J. Clinton and also served as the Chief of Staff to then First Lady Hillary Rodham Clinton from 1993 to 1997. Ms. Williams was the Director of Communications for the Children’s Defense Fund, a national nonprofit organization, from 1985 to 1990 and was the Deputy Director of Media Relations for the Center on Budget and Policy Priorities from 1983 to 1985.

Board and Committee Meetings

     The Company has an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee. The Executive Committee, currently comprised of Messrs. Sidney A. Miller, Hugh Miller and Richard Blass, is authorized and empowered, to the extent permitted by Delaware law, to exercise all functions of the Board of Directors in the interval between meetings of the Board of Directors.

     The Compensation Committee, currently comprised of Messrs. Pollard and Payson, reviews and approves the compensation of executive officers and key employees and administers the Company’s stock plans and senior executive bonus plan.

     The Audit Committee, currently comprised of Messrs. Payson, Pollard and Adamovich, among other things, engages the Company’s independent registered public accounting firm, reviews with such independent registered public accounting firm the plan for and result of their auditing engagement and the independence of such independent registered public accounting firm, as described in more detail in the “Report of the Audit Committee,” below.

     The Nominating Committee, currently comprised of Messrs. Pollard and Payson, is responsible for assisting the Board of Directors in selecting nominees for election to the Board of Directors and monitoring the composition of the Board of Directors. The Board of Directors has determined that Messrs. Pollard and Payson are independent directors under the applicable rules of the AMEX. A current copy of the Nominating Committee Charter is available on the Company’s website at http://www.deltafinancial.com. In considering potential new directors and officers, the Nominating Committee will review individuals from various disciplines and backgrounds, and consider the following qualifications: broad experience in business, finance or administration; familiarity with national business matters; familiarity with the Company’s industry; independence; and prominence and reputation. After making such a review, the Nominating Committee submits the nomination to the full Board of Directors for approval. The Nominating Committee will consider nominees recommended by stockholders, provided such nominees are qualified as described above. Stockholders can mail any such recommendations, including the criteria outlined above, to the Corporate Secretary, Delta Financial Corporation, 1000 Woodbury Road, Suite 200, Woodbury, NY 11797.

     During the year ended December 31, 2005, there were 10 meetings of the Board of Directors, 11 meetings of the Audit Committee, eight meetings of the Compensation Committee, one meeting of the Executive Committee and one meeting of the Nominating Committee. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which they served. The Company requests, but does not require, each member of the Board of Directors to attend each annual stockholder meeting. All of the members of our Board of Directors attended last year’s annual meeting.

     Under AMEX rules, a director of our Company will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of Messrs. Adamovich, Addas, Payson and Pollard or Ms. Williams has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Section 121A of the AMEX rules. In addition, the Board of Directors has determined that all members of the Audit Committee meet the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Contacting the Board of Directors

     Stockholders who wish to communicate with the Board of Directors may do so by mailing any such communications to the Corporate Secretary, Delta Financial Corporation, 1000 Woodbury Road, Suite 200, Woodbury, NY 11797. All communications are distributed to the Board of Directors, as appropriate, depending upon the facts and circumstances outlined in the communications received. For example, if any complaints regarding accounting and/or auditing matters are received, they may be forwarded by the Corporate Secretary to the Chairman of the Audit Committee for review.

Compensation of Directors

     In 2005, each Director who was not an officer or employee of the Company was paid an annual fee of $25,000 in addition to a fee of $2,000, plus expenses, for each Board of Directors’ meeting attended. Each committee member who was not an officer or employee of the Company was paid a fee of $2,000, plus expenses, for each committee meeting attended. Committee fees are paid only for meetings held on days when no Board of Directors meeting is held. In addition, each member of the Audit Committee was paid an annual fee of $5,000. In 2005, Messrs. Adamovich and Addas were granted 10,000 stock options at an exercise price of $7.46 in connection with their joining the Board of Directors.

MANAGEMENT

Directors and Executive Officers

     The Directors and executive officers of the Company as of December 31, 2005 are as follows:

		Director
Name	Age	Since	Position Held with the Company

Sidney A. Miller	71	1996	Chairman of the Board of Directors
Hugh Miller	42	1996	President, Chief Executive Officer and Director
Richard Blass	42	1996	Executive Vice President, Chief Financial Officer and Director
John Adamovich, Jr.	52	2005	Director
William Addas	46	2005	Director
Martin D. Payson	69	1996	Director
Arnold B. Pollard	62	1996	Director
Margaret A. Williams	51	2000	Director
Randall F. Michaels	46	--	Executive Vice President - Sales and Marketing
Lee Miller	36	--	Executive Vice President, Chief Credit Officer and Treasurer
Marc E. Miller	39	--	Senior Vice President, General Counsel and Secretary

     Biographical information follows for the executive officers named in the above chart who are not Directors of the Company.

     Randall F. Michaels is an Executive Vice President of the Company in charge of Sales and Marketing. Mr. Michaels re-joined the Company in September 2001 as the National Sales Manager, the position he previously held from 1995 (when he joined the Company) until June 2001, when Mr. Michaels left the Company. Mr. Michaels is primarily responsible for supervising all aspects of sales and marketing for the Company. Prior to joining the Company, Mr. Michaels was Regional Sales Manager of Quality Mortgage/Express Funding Inc., a mortgage finance company, for two years and, before that, Regional Sales Manager for American Funding Group, a mortgage finance company, for six years.

     Lee Miller, CFA, is an Executive Vice President of the Company, Chief Credit Officer and Treasurer. Mr. Miller joined the Company in 1994 as an Assistant Vice President, and his responsibilities have included analyzing securitization structures, product development, pricing, secondary marketing and risk management. Prior to joining the Company, Mr. Miller worked at J.P. Morgan Institutional Management, trading money market securities and analyzing relative value.

     Marc E. Miller is a Senior Vice President, General Counsel and Secretary of the Company. Mr. Miller oversees the Company’s corporate legal department. Mr. Miller joined the Company in 1993 as an Assistant Vice President, primarily overseeing aspects of default management and handling certain in-house legal responsibilities. Prior to joining the Company, from 1991 to 1993, Mr. Miller was an Associate at the law firm of Winick & Rich, P.C., where he specialized in commercial litigation.

Family Relationships

     Hugh Miller, Marc E. Miller and Lee Miller are Sidney A. Miller’s sons. No other family relationship exists among any of the Directors or executive officers of the Company as of December 31, 2005. No arrangement or understanding exists between any Director or executive officer or any other person under which any Director or executive officer was selected as a Director or executive officer of the Company. Subject to rights under applicable employment agreements, each executive officer serves at the pleasure of the Board of Directors.

EXECUTIVE COMPENSATION

     The following report submitted by the Compensation Committee of the Board of Directors provides information regarding policies and practices concerning compensation of the Chief Executive Officer and other executive officers.

Compensation Committee Report on Executive Compensation

     The Company’s Compensation Committee is responsible for setting the compensation paid to the Chief Executive Officer and for final approval of the compensation paid to other executive officers of the Company, approving or disapproving the recommendations of the Chief Executive Officer as to such compensation. Several of the executive officers, including the Chief Executive Officer, are compensated according to written employment agreements approved by the Compensation Committee. (See “–Employment Agreements”).

     Philosophy. The Compensation Committee bases its executive compensation policy on the same principles that guide the Company in establishing all its compensation packages. The Company designs packages to attract, retain and motivate talented individuals at all levels of the organization while balancing its overall cost structure and the interests of its security holders. Among other things:

  We base compensation on the level of job responsibility, individual performance and Company performance;

  We reflect in our compensation the value of the job in the marketplace. To attract and retain a highly skilled workforce, the Company must remain competitive with the pay of other employers who compete with us for talent; and

  To assure our employees’ interests are aligned with those of our stockholders, we provide employees at various levels of the organization with stock options.

     We consider various measures of the Company’s performance, including overall loan production, profitability, cash flow/liquidity, cost to originate, return on assets and total stockholder return. These data assist us in exercising judgment in establishing total compensation ranges. We historically have not assigned these performance measures relative weights (with the exception of our Executive Vice President of Sales and Marketing, who is compensated primarily in commissions based upon loan production); but rather have made a subjective determination after considering all such measures collectively. In March 2005, the Board of Directors approved the 2005 Senior Executive Bonus Plan, under which certain senior executives may receive incentive awards based on the achievement of goals relating to performance of the Company and its individual business units. At the Compensation Committee’s discretion, it establishes goals with respect to several performance criteria, including total loan origination, income (before income tax expense), return on equity, return on assets and cost to originate loans. At the end of the year, the Compensation Committee assesses the performance and makes a determination of the final award amount, including retaining the ability to adjust downward the amount of any awards achieved under the 2005 Senior Executive Bonus Plan to the extent it believes appropriate given the totality of the circumstances. Likewise, the Compensation Committee may choose to award participants an annual bonus in addition to any performance-based bonuses they may earn for achieving the performance goals we established.

     Components of Executive Compensation. Executives are provided with a combination of one or more of the following types of compensation:

     Salary. All executive officers are provided with a base annual salary that is typically reviewed on an annual basis by the Chief Executive Officer and the Compensation Committee. Salary and increases are determined partially by comparison to salaries for similar positions at comparable companies, the executive’s annual performance review, the value of the contributions made by the executive and the executive’s and the Company’s performance in relation to goals established at the beginning of the period. In addition to considering the above factors when approving compensation arrangements, the Compensation Committee also considers the overall financial health of the Company. The Compensation Committee does not apply formulas; instead it exercises its judgment and discretion.

     Annual Bonus. The Company also attempts to motivate its executives by providing them the opportunity to earn an annual bonus. These bonuses, if paid, can represent a significant portion of the executive’s total compensation. The bonus amount depends upon the Compensation Committee’s evaluation of such executive’s work performance and contribution to the Company’s success. As with base salaries, the Compensation Committee does not apply formulas (with the exceptions noted above); instead it exercises its judgment and discretion. In 2005, the Compensation Committee determined the amount of Mr. Hugh Miller’s bonus based in part upon Mr. Miller’s and the Company’s solid operational and financial performance – including overall loan production, profitability, cash flow/liquidity, cost to originate and total shareholder return – relative to objectives established at the beginning of the year. The Compensation Committee also considered the bonuses paid to the chief executive officers of some of the Company’s peer companies in the prior year and Mr. Miller’s other contributions to the Company’s success throughout the year. The Compensation Committee considered similar factors when it authorized annual bonuses to other senior executives in 2005.

     The Compensation Committee believes that a meaningful base salary and bonus are necessary to retain and attract qualified executive personnel.

     Stock Plans. As of December 31, 2005, the Company has granted options to purchase an aggregate of 2,174,300 shares of Common Stock (which were still outstanding) to eligible recipients under the 1996 Stock Option Plan of Delta Financial Corporation (the “1996 Plan”) or the Delta Financial Corporation 2001 Stock Option Plan (the “2001 Plan”). A total of 2,200,000 and 1,500,000 shares of Common Stock were initially reserved for issuance under the 1996 Plan and the 2001 Plan, respectively, of which a total of 45,050 and 900,000 shares remained available for grant as of December 31, 2005.

     As of December 31, 2005, the Company has granted an aggregate of 157,275 shares of restricted stock under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”, together with the 1996 Plan and 2001 Plan, the “Stock Plans”). A total of 1,000,000 shares of Common Stock were initially reserved for issuance under the 2005 Plan, of which a total of 842,725 shares remained available for grant as of December 31, 2005. The 2005 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights. To date, we have only granted restricted stock awards under the 2005 Plan.

     The purpose of the Stock Plans is to encourage the Company’s employees and Directors to acquire a larger proprietary interest in the Company and to provide incentives to maximize the long-term growth of the Company. The Company believes the opportunity to acquire such a proprietary interest will aid the Company in securing and retaining qualified employees.

     The Compensation Committee believes that equity ownership by management helps align management and stockholder interest and enhances stockholder value. The Compensation Committee believes that, based on the Company’s performance, granting additional equity interests to management is warranted to reward them for past performance and encourage their future efforts.

     In 2005, stock options and restricted stock grants were granted to various employees, including management, at exercise prices either at or above market price on the date of the grant. The Compensation Committee will continue to review option-based compensation from time to time and reward management with compensation reflecting the Company’s, and management’s, performance.

     Deductibility Cap on Executive Compensation. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot take a tax deduction for certain compensation paid in excess of $1.0 million to the Chief Executive Officer and other executive officers listed in the Summary Compensation Table below. However, certain performance based compensation is excluded from the Section 162(m) deductibility limitation. It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Code. However, it is possible that non-qualifying compensation paid to the Company’s executive officers may exceed $1.0 million in a taxable year and therefore limit the deductibility by the Company of a portion of such compensation. The Compensation Committee continually evaluates our executive compensation policies and benefit plans to determine whether additional actions to maintain the tax deductibility of executive compensation are in the best interest of our stockholders. Bonuses paid under the 2005 Senior Executive Bonus Plan qualify as performance-based compensation and are exempt from the Section 162(m) deductibility limit provided the bonuses are approved by the Compensation Committee and paid in compliance with the requirements of Section 162(m).

Chief Executive Officer Compensation

     For 2005, Mr. Hugh Miller earned $1,700,000 in salary and bonus, as shown on the Summary Compensation Table below. The Compensation Committee considered this level of payment to be fair and appropriate in view of Mr. Miller’s effectiveness in leading the Company to its strong operational and financial results in 2005 as described above.

COMPENSATION COMMITTEE
Arnold B. Pollard, Chairman
Martin D. Payson

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation for the past three years of the Company’s Chief Executive Officer and each of the Company’s other four most highly compensated executive officers:

						Long-Term
						Compensation
	Annual Compensation					Awards

					Restricted
					Stock	Securities	All Other
Name and Principal				Other	Awards	Underlying	Compensation
Position	Year	Salary	Bonus	(1)	(2)	Options	(3)

Hugh Miller	2005	$500,000	$1,200,000	$ --	$ --	--	$ 6,540
President and Chief	2004	498,269	1,500,000	--	--	--	6,390
Executive Officer	2003	350,000	1,400,000	--	--	--	4,625

Richard Blass	2005	350,000	600,000	--	--	100,000	6,540
Executive Vice President	2004	349,423	750,000	561,000	--	--	6,281
and Chief Financial Officer	2003	300,000	600,000	--	--	--	4,856

Randall F. Michaels (4)	2005	200,000	706,284	--	74,600	--	6,990
Executive Vice President	2004	200,000	667,301	224,400	--	--	6,076
- Sales and Marketing	2003	200,000	364,852	--	--	50,000	4,084

Lee Miller	2005	275,000	350,000	--	--	--	6,516
Executive Vice President,	2004	274,712	402,537	--	--	--	6,366
President, Chief Credit	2003	250,000	300,000	--	--	--	5,045
Officer and Treasurer

Marc E. Miller	2005	250,000	250,000	--	--	--	5,747
Senior Vice President,	2004	250,000	250,000	--	--	--	4,367
General Counsel and	2003	250,000	152,537	--	--	--	5,062
Secretary

(1)	Other annual compensation consists of value realized from exercise of employee stock options in 2004.

(2)
In November 2005, Mr. Michaels received a grant of restricted stock. The amount in this column reflects the value of the restricted stock based upon the closing price of our common stock on the date of grant, which was $7.46 per share. The grant of restricted stock was made under the 2005 Stock Plan. Mr. Michaels received 10,000 restricted shares, of which 5,000 shares will vest in November 2008, 2,500 shares will vest in November 2009 and 2,500 shares will vest in 2010. Quarterly dividends are paid on the restricted stock.

(3)
Consists of matching contributions by the Company to the officers’ respective accounts pursuant to the Delta Funding Corporation 401(k) Profit-Sharing Plan and value of group term insurance over $50,000 reported as taxable income.

(4)	Mr. Michaels’ bonus primarily consists of commissions paid to Mr. Michaels throughout the year based upon the Company’s loan production for such year.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows all grants of options in 2005 to the executive officers of the Company named in the Summary Compensation Table. The options were granted under the Company’s 1996 Plan, the exercise price of the options is the fair market value of the Company’s common stock on the date of grant and the options expire seven years after the date of grant. Pursuant to the rules of the SEC, the table also shows the value of the options granted at the end of the option terms (seven years) if the stock price were to appreciate annually by 5% and 10%, respectively.

Individual Grants

		Percent of			Potential Realizable Value
		Total Options			at Assumed Annual Rates
	Number of	Granted to	Exercise		of Stock Price Appreciation
	Securities	Employees in	or Base		for Option Term
	Underlying	Fiscal Year	Price	Expiration
Name	Options Granted	2005	($/Sh)	Date	5%	10%

Richard Blass*	100,000	35.5%	$8.20	3/22/2012	$292,822	$695,948

* The 100,000 options granted to Mr. Blass on March 22, 2005 become exercisable at 33.3% per year beginning on the date of grant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table sets forth information about the shares of common stock issuable under our equity compensation plans at December 31, 2005:

Equity Compensation Plan Information

Number of
				Weighted	Securities
	Number of	Weighted	Number of	Average	Remaining
	Shares to be	Average	Common	Price of	Available for
	Issued Upon	Exercise	Stock	Outstanding	Future Issuance
Equity	Exercise of	Price of	Awards	Common	Under Equity
Compensation	Outstanding	Outstanding	Granted and	Stock	Compensation
Plan Category	Options	Options	Outstanding	Awards	Plans (1)

Approved by
security holders	2,174,300	$2.87	157,275	$7.46	1,787,775

Not approved
by security	N/A	N/A	N/A	N/A	N/A
holders

Total	2,174,300	$2.87	157,275	$7.46	1,787,775

(1)	Excludes securities reflected under the “number of shares to be issued upon exercise of outstanding options” and “number of common stock awards granted and outstanding” columns in the table above.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table shows all options exercised by any of the executive officers of the Company named in the Summary Compensation Table during 2005 and the numbers and values of unexercised options each such officer had as of December 31, 2005.

			Number of Securities
			Underlying Unexcercised		Value of Unexcercised In-
			Options at Fiscal Year End		The- Money Options at Fiscal
	Shares		2005 (#)		Year End 2005 ($)
	Acquired
	on	Value		Unexer-		Unexer-
	Exercise	Realized	Excercisable	cisable	Excercisable	cisable
Name	(#)	($)	(#)	(#)	($)	($)

Hugh Miller	--	--	350,000	150,000	$2,785,000	$1,140,000
Richard Blass (1)	--	--	233,333	66,667	1,715,000	60,000
Randall Michaels	--	--	20,000	50,000	63,200	266,800
Lee Miller	--	--	80,000	20,000	688,000	172,000
Marc Miller	--	--	80,000	20,000	688,000	172,000

(1)
Under an oral agreement reached with the Board of Directors in December 2005, Mr. Blass allowed 100,000 options with an exercise price of $5.875 per share to expire on January 1, 2006. In exchange for allowing these options to expire, the Board of Directors agreed to compensate Mr. Blass in an amount equal to the amount Mr. Blass would have earned had he exercised his stock options at the closing price of the Company’s Common Stock on the American Stock Exchange on December 30, 2005, the last day of trading prior to expiration. Mr. Blass was paid a total of $250,500 in January 2006 pursuant to such agreement, which amount will be reflected in Mr. Blass’ 2006 compensation.

     Upon a change of control, all options that are not already exercisable will immediately vest, for all of the Company’s employees who have been granted stock options, including the executive officers noted above.

Employment Agreements

     The Chairman, Chief Executive Officer and each of the following other executive officers have an employment agreement with the Company, as follows:

Name	Position	Date of Agreement	Term

Sidney A. Miller	Chairman	December 30, 2005	3 years
Hugh Miller	President and CEO	February 27, 2002	5 years
Richard Blass	EVP and CFO	March 24, 2005	5 years
Randall F. Michaels	EVP	August 13, 2003	3 years

     Under the terms of the respective employment agreements, the Company pays Sidney A. Miller a minimum base salary of $250,000, Hugh Miller a minimum base salary of $500,000 per year, Richard Blass a minimum base salary of $350,000 per year, and Randall F. Michaels a minimum base salary of $200,000 per year. Each of these officers is entitled to participate generally in the Company’s employee benefit plans, including the Stock Option Plans, and is eligible to receive an incentive bonus. The cash bonuses available to each executive are made at the discretion of the Board of Directors and are based on subjective performance criteria as described above under “Executive Compensation,” except that beginning in 2005, each of Messrs. Hugh Miller and Richard Blass are eligible to receive performance based bonuses under the Company’s 2005 Senior Executive Bonus Plan. Under the terms of his employment agreement, as an inducement for Mr. Blass to enter into the agreement, he was granted 100,000 stock options at an exercise price of $8.20 per share, the Company’s closing stock price on the date of grant, and all of Mr. Blass’ existing unvested stock options immediately vested.

     Under the terms of their respective employment agreements, Messrs. Sidney A. Miller, Hugh Miller and Richard Blass also are granted benefits covering medical expenses not covered by the Company’s insurance plans (up to $100,000 per year). Under the terms of his employment agreement, Mr. Hugh Miller was granted benefits covering life insurance of up to $1,000,000.

     If any of these four executive officers is terminated for “reasonable cause,” which definition generally includes termination by the Company due to the executive’s willful failure to perform his duties under the employment agreement, the executive’s personal dishonesty, or the executive’s breach of his fiduciary duties or the terms of the employment agreement to which he is a party, then the Company is obligated to pay the terminated executive only his base salary up to the date of his “for cause” termination.

     If the employment of either of Messrs. Hugh Miller or Richard Blass is terminated by the Company without cause, or by them for “good reason” (which generally includes resignation due to a material breach by the Company of his employment agreement, a material change in the executive’s duties or responsibilities, a reduction in the executive’s base salary as then in effect or a relocation or actual change in the executive’s place of employment outside of Long Island, New York), the Company is obligated to pay such executive officer as severance an amount equal to the product of (1) the lesser of (A) the remaining term in years plus 1, multiplied by 100% or (B) 299%, multiplied by (2) the last five years’ average annual compensation as calculated in accordance with Section 280G of the Code. If the employment of Mr. Michaels is terminated by the Company without cause, the Company is obligated to pay him as severance an amount equal to (a) if such termination occurs within the first two years of the term of Mr. Michaels’ agreement, the sum of (1) one year’s salary and (2) 12 times the average commissions per month earned by Mr. Michaels over the six calendar months immediately preceding the date of termination, or (b) if such termination occurs after the second year of the term of Mr. Michaels’ agreement, an amount equal to the sum of (1) the lesser of six month’s salary and the total salary due over the remaining term and (2) six times the average commissions per month earned by Mr. Michaels over the six calendar months immediately preceding the date of termination. If, at the expiration of the initial term of Messrs. Hugh Miller’s or Richard Blass’ employment agreement, the Company does not extend the agreement for at least one year under fair and reasonable terms, then (unless waived by Messrs. Miller or Blass), the Company is obligated to pay Messrs. Miller or Blass severance equal to the sum of his annual salary at the rate in effect at the termination and the average of his annual bonuses over the last five years.

     If, upon a change of control, any of Messrs. Hugh Miller or Richard Blass is terminated or resigns for “good reason” within 24 months of such change of control, the Company is obligated to pay Messrs. Miller or Blass as severance and in lieu of any further compensation an amount equal to the product of (1) 299%, multiplied by (2) the last five years’ average annual compensation as calculated in accordance with Section 280G of the Code. The severance amount payable to Mr. Blass will be reduced if the amount payable would constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

Code of Ethics

     The Company has adopted a code of ethics, with policies and procedures that apply to its chief executive officer, chief financial officer and other executive officers. A copy of our code of ethics may be found on our website at http://www.deltafinancial.com. A copy of this code of ethics will be provided to any person, without charge, upon written request to: Investor Relations Department, Delta Financial Corporation, 1000 Woodbury Road, Woodbury, New York 11797.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee has ever been one of our officers or employees, or an officer or employee of any of our subsidiaries. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board of Directors or on our Compensation Committee.

Audit Committee

     The Company has a standing Audit Committee comprised of Messrs. Payson, Pollard and Adamovich. The Board of Directors has determined that Messrs. Payson, Pollard and Adamovich all meet the independence criteria under Section 121A of the listing qualifications of the AMEX for service on the Audit Committee. In addition, the Board of Directors has determined that Messrs. Payson and Adamovich have the attributes of an “audit committee financial expert” as defined in applicable SEC regulations.

     The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter, as revised in March 2006, is included in this Proxy Statement as Appendix A.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee assists the Board of Directors in monitoring the Company’s accounting and financial reporting process, and has a key role in the oversight and supervision of the Company’s outside independent registered public accounting firm. This role includes sole authority to (1) appoint or replace the Company’s independent registered public accounting firm, (2) pre-approve all audit or permissible non-audit services that the Company’s independent registered public accounting firm performs on behalf of the Company, and (3) approve compensation related to all auditing services and any permissible non-audit services. The Audit Committee also oversees the Company’s procedures for the receipt, retention and treatment of complaints the Company receives regarding accounting, internal accounting controls or auditing matters and reviews all related party transactions for potential conflicts of interest. Stockholders interested in greater detail as to the functions and responsibilities of the Audit Committee should refer to the Audit Committee Charter attached to this Proxy Statement as Appendix A.

      Management has the primary responsibility for the Company’s financial statements and reporting process, including the system of internal controls. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee periodically met with management, the Company’s internal auditor and the independent registered public accounting firm.

      In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Annual Report on Form 10-K for the period ended December 31, 2005. Management has represented to the Audit Committee that the financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

      The Audit Committee reviewed the consolidated audited financial statements with KPMG, the independent auditing firm for the Company, that is responsible for expressing an opinion on the conformity of those statements with GAAP and discussed with KPMG its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and the matters required to be communicated by Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees,” as amended by SAS No. 90, “Audit Committee Communications.”

      The Audit Committee also has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with KPMG that firm’s independence from the Company and has considered whether the provision of non-audit services is compatible with maintaining KPMG LLP’s independence.

      The Audit Committee discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and KPMG to discuss the results of its audits, its evaluations of the Company’s system of internal control, and the overall quality of the Company’s financial reporting. Both the internal auditors and KPMG have unrestricted access to the Audit Committee. The Committee held 11 meetings during fiscal year 2005.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

AUDIT COMMITTEE
Martin D. Payson, Chairman
Arnold B. Pollard
John Adamovich, Jr.

Performance Graph

     Set forth below is a graph comparing the five year cumulative total stockholder returns (assuming reinvestment of dividends) of the Company to Standard & Poor’s 600 Small Cap Composite Stock Index (“S&P Small Cap 600”), the Standard & Poor’s 500 Composite Index (“S&P 500”) and certain peer group/comparable companies (“Peer Group Companies”).* The graph assumes $100 invested on December 31, 2000 in the Company, the S&P Small Cap 600 Index, the S&P 500 Index and the Peer Group Companies.

COMPARISON OF FIVE-YEAR RETURN AMONG DELTA FINANCIAL CORPORATION,
S&P SMALLCAP 600 INDEX, S&P 500 INDEX AND PEER GROUP COMPANIES

*
Peer Group Companies, which were selected based primarily upon SIC number, market value and type of business, include the following comparable companies: Aames Financial Corp., Accredited Home Lenders, Inc., IndyMac Bancorp, Inc., New Century Financial Corp., Novastar Financial Inc. and Saxon Capital Inc.

Related-Party Transactions

     In connection with a private placement of the Company’s stock consummated by members of the Miller family in August 2005, the Company executed purchase agreements and filed a follow-on re-sale registration statement with respect to such shares. Members of the Miller family reimbursed the Company for all costs and expenses of the private placement and follow-on registration statement.

     THE BOARD OF DIRECTORS HAS NOMINATED RICHARD BLASS AND ARNOLD B. POLLARD AS CLASS I DIRECTORS, JOHN ADAMOVICH, JR. AS A CLASS II DIRECTOR AND WILLIAM ADDAS AS A CLASS III DIRECTOR, AND RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT RICHARD BLASS, ARNOLD B. POLLARD, JOHN ADAMOVICH, JR. AND WILLIAM ADDAS.

     The four nominees receiving the highest number of “for” votes represented by shares of the Company’s Common Stock in person or represented by proxy and entitled to vote at the Annual Meeting will be elected.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has selected the firm of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2006. KPMG has served as the Company’s independent registered public accounting firm since 1989. Ratification of such appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof. In the event of a negative vote on such ratification, the Audit Committee of the Board of Directors will reconsider its selection.

     Representatives of KPMG are expected to be present at the Annual Meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The aggregate fees described below were billed to the Company by KPMG for the fiscal year ended December 31, 2005. Audit and Audit Related Fees aggregated $1,936,000 and $833,982 for the years ended December 31, 2005 and 2004, respectively, and were comprised of the following:

Audit Fees

     The aggregate fees billed by KPMG for professional services rendered for the audit of the Company’s annual consolidated financial statements, included in the company’s Annual Report on Form 10-K, for the year ended December 31, 2005, for the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2005, other statutory and regulatory filings and comfort letters and consents related to capital markets transactions were $1,717,000. Of this amount, $125,000 related to a comfort letter and consent in connection with a private placement of stock and follow-on registration statement executed by members of the Miller family, which fee was reimbursed to the Company by members of the Miller family. The comparative amount for the audit of the Company’s annual consolidated financial statements, other statutory and regulatory filings and comfort letter and consents for the year ended December 31, 2004 was $678,482.

Audit-Related Fees

     The Company did not incur any Audit-Related Fees during the year ended December 31, 2005. KPMG billed the Company $155,500, in the aggregate, for Audit-Related Fees for the year ended December 31, 2004 related to services rendered in connection with data verification relating to securitization transactions completed in 2004.

     Other fees were comprised of the following:

Tax Fees

     In 2005, KPMG billed the Company $219,000 for professional services rendered for tax compliance, tax advice, tax planning, the preparation of the tax returns for each of the Company’s outstanding 2003 and prior off-balance sheet securitizations, state income tax audits, and other tax related matters. The comparative amount for the year ended December 31, 2004 was $283,450.

All Other Fees

     The Company did not incur any Other Fees during the year ended December 31, 2005. For the year ended December 31, 2004, KPMG billed the Company $32,500 for professional services related to preparing for the implementation of Sarbanes-Oxley.

      The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of KPMG.

     THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF KPMG LLP AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006.

     Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2006 requires the affirmative vote of a majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

OTHER BUSINESS

     As of the date of this Proxy Statement, the only business that the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company’s 2007 Annual Meeting of Stockholders must be received by the Company on or prior to December 28, 2006 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with the 2007 Annual Meeting. Under the Company’s corporate by-laws, any such proposal submitted with respect to the Company’s 2007 Annual Meeting of Stockholders which is submitted outside the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 will be considered untimely if we do not receive written notice of that proposal at least 60 calendar days before the date of the meeting; however, if the Company does not make a public announcement of the date of the meeting at least 75 calendar days before the meeting, the notice will be considered untimely if it is not received prior to the close of business on the tenth calendar day following the day on which the public announcement is first made.

OTHER INFORMATION

     The costs of solicitation of proxies will be borne by the Company. Directors, officers and other employees of the Company may solicit proxies in person or by telephone, without additional compensation thereof, other than reimbursement of out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

REPORTS

     The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, including the consolidated financial statements and schedules attached thereto. Requests for copies of such Annual Report on Form 10-K should be directed to: Investor Relations Department, Delta Financial Corporation, 1000 Woodbury Road, Suite 200, Woodbury, New York 11797. The Proxy Statement and the Company’s 2005 Annual Report to Stockholders and the Annual Report on Form 10-K are also available on the Company’s website at: http://www.deltafinancial.com. The 2005 Annual Report to Stockholders, Annual Report on Form 10-K and information on the website other than the Proxy Statement, are not part of the Company’s proxy soliciting materials.

By Order of the Board of Directors, Marc E. Miller Secretary

Woodbury, New York
April 27, 2006

APPENDIX A

DELTA FINANCIAL CORPORATION
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

Purpose of Committee

     The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Delta Financial Corporation (the “Company”) to assist the Board with monitoring (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s independent registered public accounting firm’s qualifications and independence, (4) the Company’s system of internal controls, and (5) the performance of the Company’s internal audit function and independent registered public accounting firm. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

     The function of the Committee is oversight. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principals and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

     The Company’s management is responsible for the (1) preparation, presentation and integrity of the Company’s financial statements, (2) maintenance of appropriate accounting and financial reporting principles and policies, and (3) maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit and reviews.

     Each member of the Committee shall be entitled to rely on (1) the integrity of those persons and organizations within and outside the Company from which it receives information and (2) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company’s Board). In addition, the evaluation of the Company’s financial statements by the Committee is not of the same scope as, and does not involve the extent of detail as, audits performed by the independent registered public accounting firm, nor does the Committee’s evaluation substitute for the responsibilities of the Company’s management for preparing, or the independent registered public accounting firm for auditing, the financial statements.

Committee Duties and Responsibilities

     The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent registered public accounting firm the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.
Review and discuss with management and the independent registered public accounting firm the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements.

3.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

4.
Discuss with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

5.
Review and discuss with management and the independent registered public accounting firm any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reports.

6.
Review and discuss with management (including the senior internal auditor, if applicable) and the independent registered public accounting firm the Company’s internal controls report and the independent registered public accounting firm’s attestation of the report prior to the filing of the Company’s Form 10-K.

7.	Review and discuss quarterly reports from the independent registered public accounting firm on:

	(a)	all critical accounting policies and practices to be used;

(b)
all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the internal auditor; and

	(c)	other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

8.
Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (as amended in part by SAS No. 90) relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the independent registered public accounting firm’s activities or access to requested information, and any significant disagreements with management.

9.
Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

10.
While it is the job of management to assess and manage the Company’s exposure to risk, the Committee should discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

11.
Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Registered Public Accounting Firm

12.
Have sole authority to retain, compensate, oversee and terminate the Company’s independent registered public accounting firm (subject, if applicable, to stockholder ratification). The independent registered public accounting firm shall report directly to the Committee.

13.
The Committee shall be directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

14.
Review and pre-approve all audit services and permitted non-audit services to be performed for the Company by the independent registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934. The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

15.	Review and evaluate the lead partner of the independent registered public accounting firm team.

16.	At least annually, obtain and review a report from the independent registered public accounting firm regarding:

(a) the independent registered public accounting firm’s internal quality-control procedures;

(b)
any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues;

(c)
the independent registered public accounting firm’s independence, including describing all relationships between the independent registered public accounting firm and the Company and all other matters. Without limiting the foregoing, the Committee shall receive from the independent registered public accounting firm a formal written statement delineating all relationships between the independent registered public accounting firm and the Company, consistent with Independence Standards Board Standard 1, and the Committee shall be responsible for actively engaging in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm. The Committee shall, where necessary, recommend that the Board take appropriate action to oversee the independence of the independent registered public accounting firm; and

(d) such other matters as the Committee shall determine to be appropriate or necessary.

After reviewing the foregoing report(s) and the independent registered public accounting firm’s work throughout the year, the Committee shall evaluate the independent registered public accounting firm’s qualifications, performance and independence, including considering whether the independent registered public accounting firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent registered public accounting firm’s independence and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent registered public accounting firm to the full Board.

17.
Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing independent registered public accounting firm independence, it is appropriate to adopt a policy of rotating the independent registered public accounting firm on a regular basis.

18.
Recommend to the Board policies, consistent with applicable law, for the Company’s hiring of employees or former employees of the independent registered public accounting firm who participated in any capacity in the audit of the Company.

19.
Discuss with the independent registered public accounting firm material issues on which the national office of the independent registered public accounting firm was consulted by the Company’s audit team.

20.	Meet with the independent registered public accounting firm prior to the annual audit to review the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

21.	Review the appointment and replacement of the senior internal auditor.

22.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

23.
Discuss with the independent registered public accounting firm and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

24.	Obtain from the independent registered public accounting firm assurance that Section 10A(b) has not been implicated.

25.
Establish procedures consistent with applicable law for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

26.
Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function), and with independent registered public accounting firm and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate.

27.
Report regularly to the Board. The Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm, or the performance of the internal audit function.

28.
Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports, in each case, which raise material issues regarding the Company’s financial statements or accounting policies.

29.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.

Committee Membership

     The Committee shall consist of at least three members of the Board, each of whom is, in the business judgment of the Board, “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Commission. The composition of the Committee shall at all times conform to the listing standards of any U.S. Securities Exchange on which the Company’s common equity is traded. Each member of the Committee shall be financially literate (or shall become so within a reasonable period of time after appointment to the Committee), and at least one member of the Committee shall have “accounting or related financial management expertise” and qualify as a “financial expert” as defined by the Commission, as such qualifications are interpreted by the Board in its business judgment. No Committee member may simultaneously serve on the audit committees of more than two other public companies, unless the Company’s Board has determined that such service will not impair the effectiveness of the member’s service on the Committee.

     The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

     The compensation to be paid by the Company to any Committee member must consist solely of director’s fees; provided, however, that pension or other deferred compensation that is not contingent on future service to the Company will not be deemed to violate this requirement.

Committee Structure and Operations

     A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically as often as it determines, but not less frequently than quarterly. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, of consultants to, the Committee and to provide such pertinent information as the Committee may request.

Performance Evaluation

     The Committee shall review the adequacy of this charter and evaluate its performance hereunder at least annually and present such report to the full Board. Such report shall include any recommended changes to this charter. The Board shall also review and approve this charter at least annually.

Resources and Authority of the Committee

     In discharging its oversight responsibilities, the Committee shall have unrestricted access to the Company’s management, books and records and shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee as well as funding for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may direct any officer of the Company, the independent registered public accounting firm, the Company’s internal audit staff and/or the Company’s outside counsel to inquire into and report to the Committee on any matter. The Committee may initiate and oversee special investigations as deemed necessary.

     Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

     Adopted, as revised, March 10, 2006

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.					Mark Here for Address Change or Comments
PLEASE SEE REVERSE SIDE

					FOR	AGAINST	ABSTAIN

1. ELECTION OF DIRECTORS.	FOR the nominees listed below (except as withheld in the space provided)	WITHHOLD AUTHORITY to vote for the nominees listed below	2.	Ratification of KPMG LLP as the independent auditors of the corporation. The Audit Committee of the Board of Directors recommends a vote “FOR” ratification of KPMG LLP
			3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	FOR	AGAINST	ABSTAIN
NOMINEES: 01 Richard Blass and	03 John Adamovich, Jr.
02 Arnold B. Pollard	04 William Addas
PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
The Board of Directors recommends a vote “FOR” the nominees.
TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME ON THIS LINE:

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/dfc-401k		1-866-540-5760
Mark, sign and date
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	your proxy card
Have your proxy card in hand when		vote your proxy. Have your proxy		and
you access the web site.		card in hand when you call.		return it in the
enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.deltafinancial.com

DELTA FUNDING CORP. 401(k) PROFIT SHARING PLAN
CONFIDENTIAL VOTING INSTRUCTIONS
INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Stockholders, Thursday, May 25, 2006

     The undersigned hereby instructs the Trustee of the Delta-Funding Corp. 401(k) Profit Sharing Plan (the “Plan”) to vote all shares of Common Stock of Delta Financial Corporation allocated to the undersigned’s account under the Plan at the Annual Meeting of Stockholders of said Corporation to be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York 11747 on May 25, 2006, at 9:00 a.m. (local time) or any adjournment thereof. In accordance with the following instructions on the reverse side (or, if no instructions are given, “FOR” the nominees in Proposal No. 1 and “FOR” Proposal No. 2).

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

     If you plan to attend Delta Financial Corporation’s annual stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card, or other proof of ownership, will be admitted to the meeting.

DELTA FINANCIAL CORPORATION

Annual Meeting of Stockholders

May 25, 2006, 9:00 a.m.
Huntington Hilton
598 Broad Hollow Road
Melville, New York 11747

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.					Mark Here for Address Change or Comments
PLEASE SEE REVERSE SIDE

					FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS.	FOR the nominees listed below (except as withheld in the space provided)	WITHHOLD AUTHORITY to vote for the nominees listed below	2.	Ratification of KPMG LLP as the independent auditors of the corporation. The Audit Committee of the Board of Directors recommends a vote “FOR” ratification of KPMG LLP
			3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	FOR	AGAINST	ABSTAIN
NOMINEES: 01 Richard Blass and 03 John Adamovich, Jr.
02 Arnold B. Pollard 04 William Addas

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
The Board of Directors recommends a vote “FOR” the nominees.
TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME ON THIS LINE:

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s):	Dated:	, 2006

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/dfc		1-866-540-5760
Mark, sign and date
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	your proxy card
Have your proxy card in hand when		vote your proxy. Have your proxy		and
you access the web site.		card in hand when you call.		return it in the
enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.deltafinancial.com

PROXY

DELTA FINANCIAL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Hugh Miller and Marc E. Miller, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Delta Financial Corporation that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 25, 2006 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

(Continued, and to be marked and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

     If you plan to attend Delta Financial Corporation’s annual stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card, or other proof of ownership, will be admitted to the meeting.

DELTA FINANCIAL CORPORATION

Annual Meeting of Stockholders

May 25, 2006, 9:00 a.m.
Huntington Hilton
598 Broad Hollow Road
Melville, New York 11747